UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

SL Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware	814-01366	85-3472615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2021, SLIC Financing SPV LLC (“SLIC LLC”), a Delaware limited liability company and a wholly owned subsidiary of SL Investment Corp. (the “Company”), entered into an amendment (the “First Amendment”) to that certain Amended and Restated Loan and Security Agreement (the “JPM Funding Facility”), dated as of June 3, 2021, by and among SLIC LLC, as the borrower, the Company, as the parent and servicer, SL Investment Feeder Fund L.P. and SL Investment Feeder Fund GP Ltd., as pledgors, U.S. Bank National Association, as collateral agent, as collateral administrator and as securities intermediary, JPMorgan Chase Bank, National Association, as administrative agent, the lenders party thereto, and the issuing banks party thereto. The First Amendment, among other things, (a) increased the borrowing capacity under the JPM Funding Facility from $350 million to $500 million, (b) provided for an ability to increase the maximum capacity under the JPM Funding Facility, at the option of existing and new lenders, from $500 million to $950 million, subject to lender consent and the other conditions set forth therein, (c) increased the letter of credit commitment from $35 million to $50 million and (d) increased the interest rate margin prior to the transition date (as defined in the JPM Funding Facility) from 2.15% to 2.225% for advances with interest not based on the Sterling Overnight Index Average (“SONIA”), reduced the interest rate margin after the transition date from 2.45% to 2.375% for advances with interest not based on SONIA, increased the interest rate margin prior to the transition date from 2.2693% to 2.3443% for advances with interest based on SONIA, and reduced the interest rate margin after the transition date from 2.5693% to 2.4943% for advances with interest based on SONIA. The other material terms of the JPM Funding Facility remain unchanged. Borrowings under the JPM Funding Facility are subject to various covenants under the related agreements as well as the leverage restrictions applicable to the Company under the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the First Amendment, does not purport to be complete and is qualified in its entirety by reference to the provisions in such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2021	SL Investment Corp.

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer